                                                                     EXHIBIT 4.2

                                   ADVANCEPCS

                                WARRANT AGREEMENT

         This Warrant Agreement (this "Agreement") dated as of January 2, 2001 is entered into by and between AdvancePCS f/k/a Advance Paradigm, Inc., a Delaware corporation (the "Company") and Wellmark, Inc., an Iowa mutual insurance company ("Client").

                               TERMS OF AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Client hereby agree as follows:

         Section 1. PHARMACEUTICAL SERVICE AGREEMENT. Reference is made to that certain Managed Pharmacy Benefit Services Agreement dated January 1, 1998, as amended, entered into by and between the Company and Client (the "Services Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Services Agreement.

         Section 2. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK. The Company hereby grants to Client the right, and Client shall be entitled, subject to the terms and conditions hereinafter set forth, to purchase from the Company Fifty-Six Thousand Two Hundred Fifty (56,250) shares of its common stock, par value $0.01 per share (the "Common Stock") set forth below (which number is referred to herein as the "Initial Exercise Number") at a per share exercise price equal to $ 39.50 per share (the "Exercise Price"). The right to purchase such shares shall be evidenced by five (5) warrant certificates in the form of Exhibit A hereto with each warrant certificate representing the right to purchase 20% of the Initial Exercise Number. The Initial Exercise Number and Exercise Price of such shares are subject to adjustment as provided in Section 4 hereof.

         Section 3. EXERCISE OF WARRANT. The purchase rights represented by the warrant certificate shall vest in consecutive years, with the right to exercise the first warrant certificate vesting on July 1, 2001 and the right to exercise each of the other warrant certificates vesting on each July 1 thereafter (each a "vesting date") and will be cumulative. Each warrant certificate may be exercised only so long as the Company is the exclusive vendor of pharmacy benefit management services for Client in accordance with Section 13 of the Services Agreement. If the Services Agreement is terminated for any reason, the vesting schedule will terminate at that time as well and only that portion of the warrant which had vested prior to the date of termination will be considered vested and exercisable; provided, however, that the Company has the right, in its sole discretion, to accelerate the vesting of the warrant in accordance with
Section 9(a)(ii)(A) of the Services Agreement. Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Common Stock as described herein shall commence on July 1, 2001 and will end on July 1, 2006 (the "Exercise Period"). No warrant certificate shall be exercisable after the expiration of the Exercise Period. Shares of Common Stock purchased upon exercise of each warrant certificate shall at the time of purchase be paid for in full. To the extent that the right to purchase shares under any warrant certificate has vested hereunder, such warrant certificate may be exercised by written notice to the Company in the form attached to such warrant certificate, which specifies an exercise date (the "Date of Exercise"), accompanied by full payment for the shares by wire transfer or certified or official bank check or the equivalent thereof acceptable to Company. Upon the exercise of the initial warrant certificate, Client and the Company shall execute and enter into the Stockholders Agreement attached hereto as Exhibit B (the "Stockholders Agreement").

         At the time of delivery, the Company shall, without stock transfer tax to the warrant certificate holder, deliver to such holder (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. The Company at the time of exercise will require in addition that the registered owner of the Common Stock deliver an executed copy of the Stockholder Agreement, an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Securities Act of 1933 (the "1933 Act") the Common Stock issuable upon exercise of warrant.

         Section 4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of shares of Common Stock purchasable pursuant to the exercise of each warrant certificate shall be subject to adjustment from time to time as follows:

         (a) Adjustment for Combinations or Consolidations of Common Stock. In the event the Company, at any time or from time to time after the date hereof, effects a subdivision or capital reorganization of its outstanding Common Stock for a greater or lesser number of shares, then and in each such event the Initial Exercise Number and the Exercise Price shall be adjusted proportionately such that Client is entitled to purchase the same percentage of all shares of the Company's outstanding capital stock then issued and issuable for the same aggregate consideration as such warrant certificate holder was entitled to purchase immediately prior to such event.

         (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall pay a dividend payable in Common Stock of the Company, or otherwise make a distribution of Common Stock to its stockholders, then the Exercise Price shall be adjusted, from and after the record date of such dividend or the date of such distribution, to that price determined by multiplying the Exercise Price by a fraction,

                  (i) the numerator of which shall be the total number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (ii) the denominator of which shall be the number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of capital stock to be issued;

         provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date or date of distribution and thereafter the Exercise Price shall be adjusted pursuant to this Section 4(b) as of the time of actual payment of such dividend or distribution. Client shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (c) Number of Shares. Upon any adjustment of the Exercise Price in accordance with Section 4(b), Client shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment.

         Section 5. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purposes of effecting the exercise of all outstanding warrant certificates, the full number of shares of Common Stock issuable upon the exercise of all outstanding warrant certificates. For the purpose of this Section 5, the full number of shares of Common Stock issuable upon the exercise of all outstanding warrant certificates shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding warrant certificates were held by a single holder. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the exercise of all warrant certificates at the time outstanding.

         Section 6. TRANSFERABILITY.

         (a) The warrant certificates are not transferable by Client except to the Company or affiliates of Client. Any permitted transfer of a warrant certificate shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit B, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The shares of Common Stock purchased by Client are not transferable except as provided in the Stockholders Agreement.

         (b) Unless and until otherwise permitted by this Section and the Stockholders Agreement, each certificate representing Common Stock initially issued upon the exercise of each warrant certificate (a "Stock Certificate"), and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY

                  BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDER AGREEMENT BETWEEN THE COMPANY AND CLIENT, DATED AS OF <DATE>, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  Prior to any permitted transfer of a warrant certificate or any Stock Certificate, the holder thereof shall furnish, at the expense of such holder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such transfer is exempt from registration under the Securities Act. Upon any exercise of any warrant certificate for shares of Common Stock to be registered in the name of a person other than Client, Client shall furnish, at the expense of Client, to the Company an opinion of counsel (which may be the General Counsel of Client), reasonably satisfactory in form and substance to the Company, to the effect that the issuance of the shares of Common Stock to such other person upon exercise of the warrant certificate is exempt from registration under the Securities Act.

         Section 7. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of stock upon any exercise of a warrant certificate. As to any final fraction of a share that Client would otherwise be entitled to purchase upon exercise of a warrant certificate, the Company shall, if it does not issue a fractional share, pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Exercise Price per share of Common Stock.

         Section 8. EXCHANGE AND REPLACEMENT OF WARRANT. In the event of loss, theft or destruction of a warrant certificate, the Company will make and deliver a new warrant certificate of like tenor, in lieu of such warrant certificate, upon receipt by the Company of evidence reasonably satisfactory to it of such loss, theft, or destruction and indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expense incidental thereto. In the case of mutilation of a warrant certificate and upon surrender and cancellation of such warrant certificate, the Company will make and deliver a new warrant certificate of like tenor, in lieu of such warrant certificate.

         Section 9. RIGHTS PRIOR TO EXERCISE OF WARRANT. Prior to the initial exercise of a warrant certificate, Client shall not be entitled to any rights of a stockholder of the Company with respect to the Common Stock for which such warrant certificate may then be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

         Section 10. AUTHORIZATION AND ISSUANCE. The Company represents and warrants to Client that it has the corporate power and authority to issue the warrant certificates; the warrant certificates have been duly authorized, executed and delivered and are duly and validly issued, fully paid and nonassessable; the issuance of the warrant certificates, and the shares of

Common Stock issuable upon their exercise, are not prohibited or restricted by the Certificate of Incorporation or Bylaws of the Company or any material agreement to which the Company is a party; except for those agreements for which the Company has received the requisite consents or waivers; and the shares of Common Stock issuable upon exercise of the warrant certificates, when issued upon exercise of the warrant certificates pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Company will not, by amendment to its Articles of Incorporation or Bylaws or through reorganization, merger, sale of assets or otherwise, avoid or seek to avoid its performance hereunder.

         Section 11. REPRESENTATIONS AND COVENANTS OF CLIENT. This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of Client:

         (a) Investment Purpose. The right to acquire the Common Stock issuable upon exercise of Client's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Client has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. Client understands (i) that the Common Stock issuable upon exercise of the warrant certificates is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 11.

         (c) Financial Risk. Client has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (d) Risk of No Registration. Client understands that if the Company does not register with the Securities and Exchange Commission pursuant to
Section 11 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Client also understands that any sale of its rights to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (e) Stockholders Agreement. Prior to the exercise of any warrant certificate, Client agrees to, and to cause any permitted transferee to, enter into, execute and perform the Stockholders Agreement.

         Section 12. GENERAL.

         (a) Expenses. Each party shall bear and pay all costs and expenses incurred by them respecting the transactions contemplated herein and all investigations and proceedings in connection therewith, including, without limitation, fees, commissions or expenses of their respective counsel, accountants and financial advisors.

         (b) Notice. Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by overnight delivery service, or facsimile transmission confirmed by telephone and followed by overnight delivery to the parties at the addresses below or such other address as shall be specified by the parties by like notice to the Company at:

                                   AdvancePCS
                             Attn: Legal Department
                      5215 North O'Connor Blvd., Suite 1600
                               Irving, Texas 75039
                              Fax No.: 972/830-6008

                                and to Client at:

                                 Wellmark, Inc.
                              Attn. Kevin Van Dyke
                                636 Grand Avenue
                             Des Moines, Iowa 50309
                              Fax No.: 515/245-6000

                  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by express delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or personal delivery, as the case may be.

         (c) Binding Nature and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither party may assign this Agreement without the prior written consent of the other; provided, however, that either party may transfer or assign its rights and obligations under this Agreement, to any affiliate, and provided further that no such assignment shall have the effect of releasing such party from any of its obligations under this Agreement.

         (d) Headings and Interpretation. The headings of the various sections of this Agreement are inserted for convenience only and do not, expressly or by implication, limit, define or extend the specific terms of the section so designated.

         (e) Governing Law. The validity, enforceability, and interpretation of this Agreement shall be determined and governed by the internal laws of the State of Texas (and not the law of conflicts).

         (f) Entire Agreement. This Agreement and those documents expressly referred to herein contain all the terms and conditions agreed upon by the parties, and supersedes all prior understandings, writings, proposals, representations, or communications, oral or written, of the parties hereto.

         (g) Authority. Company and Client warrant that each has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party certifies that such person has been properly authorized and empowered to enter into this Agreement on behalf of such party.

         (h) Non-Waiver. The failure of either party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereunder.

         (i) Survival. Should any part, term or condition of this Agreement be declared illegal or unenforceable or in conflict with any other laws, the remaining provisions shall be valid and not affected thereby.

         (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         (k) Further Assurances. From time to time upon request and without further consideration, the parties hereto shall, and shall cause their subsidiaries and affiliates, to execute, deliver or acknowledge such documents and do such further acts as the other party hereto may reasonably require to effectuate its obligations contemplated by this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers on the date first above written. By executing the Agreement, the undersigned individuals hereby warrant and represent that they have read this Agreement in its entirety and agree to all its terms.


                                             ADVANCEPCS


                                             By: /s/ DAVID D. HALBERT
                                                --------------------------------
                                                David D. Halbert
                                                Chairman of the Board and
                                                Chief Executive Officer


                                               WELLMARK, INC.

                                             By: /s/ ERIC L. BOOK
                                                --------------------------------
                                             Name:   Eric L. Book
                                                   -----------------------------
                                             Title:  Group Vice President,
                                                     Health Management, and
                                                     Chief Medical Officer
                                                   -----------------------------

                                    EXHIBITS



                           Exhibit A                 Warrant Certificate

                           Exhibit B                 Stockholders Agreement

                                    EXHIBIT A

THIS WARRANT CERTIFICATE AND THE UNDERLYING SHARES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                     For Purchase of Shares of Common Stock
                                       of
                                   AdvancePCS

                                  July 1, 2001

         THIS CERTIFIES THAT Wellmark, Inc. ("Client"), or registered transferees or assigns, is entitled, subject to the terms and conditions set forth in this warrant certificate, to purchase from AdvancePCS, a Delaware corporation (the "Company"), 11,250 (the "Exercise Number") fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), at any time during the Exercise Period upon payment in full of the Exercise Price. The Initial Exercise Number and Exercise Price shall be subject to adjustment as set forth in the Warrant Agreement referred to below. This warrant certificate is issued pursuant to a Warrant Agreement between Client and the Company dated as of January 2, 2001 (the "Warrant Agreement"), and is subject to all the terms thereof, including the limitations on transferability set forth therein. Capitalized terms used herein as defined terms but not otherwise defined shall have the meaning assigned to such term in the Warrant Agreement.

         This warrant certificate may be exercised, by the holder hereof, for all shares of Common Stock covered hereby, by the presentation and surrender of this warrant certificate together with the duly executed Election to Purchase in the form attached as hereto, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the Exercise Price and execution of the Stockholders Agreement as set forth in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this warrant certificate to be duly executed and delivered by its duly authorized officer as an instrument under seal as of the date of first above written.

                                                AdvancePCS


                                                By:
                                                  -----------------------------
                                                  David D. Halbert
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                              ELECTION TO PURCHASE


TO:  AdvancePCS (the "Company")

         The undersigned, owner of the accompanying warrant certificate hereby irrevocably exercises the option to purchase ________ shares of Common Stock in accordance with the terms of such warrant certificate, directs that the shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided or referenced in such warrant certificate.

COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


--------------------------------------------------------------------------------
Name of Warrant Certificate Holder

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
Federal ID Tax Number or Social Security Number

--------------------------------------------------------------------------------
Date of Exercise (must be at least fifteen days after the date of this Notice)

                                                     Wellmark, Inc.

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Title

                                                     ---------------------------
                                                     Date

                                    EXHIBIT B
                              STOCKHOLDER AGREEMENT

         This Stockholder Agreement dated as of ___________, by and among Wellmark, Inc. an Iowa mutual insurance company (the "STOCKHOLDER"), and AdvancePCS, a Delaware corporation (the "COMPANY").


                             PRELIMINARY STATEMENTS

         Pursuant to the terms and conditions of the Warrant Agreement, dated as of January 2, 2001, by and between the Company and Stockholder, the Company agreed to issue five (5) warrant certificates to acquire shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). Pursuant to the terms of the Warrant Agreement, the Stockholder agreed to execute and enter into this Agreement prior to the issuance of any shares of Common Stock thereunder.

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                             STATEMENT OF AGREEMENT

1. Restricted Stock. The terms and conditions of this Agreement shall apply to all shares of Common Stock issued to Stockholder pursuant to the Warrant Agreement (the "STOCK").

2. Restrictions on Transfers.

         2.1 Transfers to Affiliate.

         (a) Transfers to Affiliates. Stockholder shall be entitled to transfer the Stock held by it to entities that directly or indirectly control, are controlled by, or are under common control with Stockholder (each, an "AFFILIATE"), provided that any such Affiliates first deliver to the Company their written acknowledgment of, and agreement to be bound by, the terms and provisions contained in this Agreement; and the Stockholder delivers to the Company an opinion of counsel, reasonably acceptable in form and substance to the Company and its counsel, that registration under the Securities Act is not required in connection with such transfer. The foregoing notwithstanding, Stockholder shall not, without the prior written consent of the Company which consent will not be unreasonably withheld, transfer any shares of Stock to any Affiliate, nor any officer, director, employee or holder of debt or equity in any Affiliate that is primarily engaged in the business of pharmacy benefit management services, pharmacy network management, pharmacy claims adjudication, mail service pharmacy, pharmacy clinical services and/or the manufacture of drugs, biotech products or biologicals.

         (b) Affiliates' Proxy. In the event that Stockholder transfers less than all of its Stock pursuant to Section 2.1(a), Stockholder shall exercise all of the rights inuring under this Agreement with respect to such transferred Stock and the transferees shall grant Stockholder proxies to exercise such rights. In the event that Stockholder transfers all of its Stock pursuant to
Section 2.1(a), one such transferee reasonably acceptable to the Company shall be designated by Stockholder to exercise all rights inuring under this Agreement with respect to such Stock and the other transferees shall grant such designated transferee proxies to exercise such rights.

         2.2 Restrictions on Third Party Transfers of the Stock.

         (a) General. During the first two years following the date the Stock is issued the ("ISSUANCE DATE"), Stockholder agrees that it will not sell, pledge or otherwise transfer any interest in any shares of the Stock to any party that is not an Affiliate, without the prior written consent of the Company. At any time after the second anniversary of the Issuance Date, the Stockholder may sell, pledge or otherwise transfer shares of the Stock to third parties ("THIRD PARTY TRANSFER"); provided that such transfer is in accordance with this Section 2.2, and provided further that the transferring Stockholder delivers to the Company an opinion of counsel, reasonably acceptable in form and substance to the Company and its counsel, that registration under the Securities Act is not required in connection with such transfer. The foregoing notwithstanding, Stockholder agrees that it shall not transfer any shares of Stock to any person or entity, nor any officer or director in any entity that is primarily engaged in the business, or has an affiliate engaged in the business of pharmacy benefit management services, pharmacy network management, pharmacy claims adjudication, mail service pharmacy, pharmacy clinical services, and/or pharmacy outcomes management, or the manufacture of drugs, biotech products or biologicals without the prior written consent of the Company.

         (b) Sale Notice. At least 30 days prior to making any Third Party Transfer under Section 2.2(a), the transferring Stockholder will deliver a written notice (the "SALE NOTICE") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. Stockholder agrees not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company.

         (c) Non-Cash Consideration. In the event the consideration for the Stock as disclosed in the Sale Notice is other than cash, a promissory note or a combination thereof, the price for the Stock shall be the value of that consideration as agreed to by the transferring Stockholder and the Company, or, if no agreement can be reached as to the valuation of such consideration, the fair market value of such consideration as determined by two appraisers (one appointed by the Stockholder and one appointed by the Company). In the event the two appraisers are unable to agree on a fair market value within 10 days after they are appointed, the fair market value of the consideration shall be the average of the appraised values of the two appraisers; provided, however, that if the appraised values of the two appraisers differ by more than five percent (5%) of the higher of the two appraised values, the two respective appointed appraisers shall select a third appraiser who shall independently, within 10 days after this appointment, make a determination of the value of the consideration and the average of the appraised values of the three appraisers shall be the purchase price and shall be binding on the parties hereto. The transferring Stockholder and the Company shall each bear the cost of their respective appraisers and shall share the cost equally of the third appraiser, if any. Notwithstanding anything herein to the contrary, if an appraisal is used to determine the value of the consideration pursuant to this Section 2.2(c), the time periods provided for in Section 2.2(b) shall be tolled from the time of the initial appointment of the two appraisers until a final appraised value is determined pursuant to this Section 2.2(c).

         (d) Public Sale. Notwithstanding the foregoing, at any time after the first anniversary of the Issuance Date, the Stockholder may sell, pledge or otherwise transfer shares of the Stock to the public in a market transaction without complying with the restrictions set forth in Section 2.2(b) and (c).

         2.3 Legend. The certificates representing the Stock will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDER AGREEMENT BETWEEN THE COMPANY AND WELLMARK, INC., DATED AS OF [DATE], A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         Any legend endorsed on a certificate pursuant to Section 2.3 hereof and the stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities

         2.4 Extraordinary Transaction. In the event of a merger of the Company with a third party where the Company is not the surviving entity, sale of a majority of the capital stock of the Company, or the sale of all or substantially all of its assets ("EXTRAORDINARY TRANSACTION"), the Stock shall be entitled to receive the same benefits as the holders of the Common Stock will receive in the Extraordinary Transaction. The Stockholder agrees to consent to and execute all required documents in connection with the Extraordinary Transaction.

         2.5 Limitation on Stock Holdings. The Stockholder agrees that in no event, shall it, either independently or together with its Affiliates, own Common Stock or rights to acquire Common Stock, that represent, or if converted to Common Stock would represent, more than ten percent (10%) of the Company's issued and outstanding Common Stock, without the Company's prior written consent.

3. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by express delivery service, or facsimile transmission (confirmed by telephone conversation and followed by overnight delivery) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:


                           if to the Company:

                           AdvancePCS
                           Attn: Legal Department
                           5215 North O'Connor Blvd.
                           Suite 1600
                           Irving, Texas  75039
                           Fax No.:  (972) 830-6008

                           if to Stockholder:

                           Wellmark, Inc.
                           Attn:  Kevin Van Dyke
                           636 Grand Avenue
                           Des Moines, Iowa 50309
                           Fax No.:  (515) 245-6000


         Notice so given shall, in the case of notice so given by certified mail, be deemed to be given and received on the date of actual delivery, in the case of notice so given by express delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or personal delivery, as the case may be.

4. Severability.

         If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

5. Complete Agreement.

         This Agreement and those documents expressly referred to herein and of even date herewith, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6. Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

7. Successors and Assigns.

         This Agreement is intended to bind and inure to the benefit of and be enforceable by and against the Stockholder and the Company, and their respective heirs, successors and assigns. Stockholder hereby agrees not to transfer or assign, directly or indirectly, any of the Stock (other than through a market sale) unless such transferee or assignee agrees in writing (i) to be bound by the provisions of this Agreement and (ii) not to make subsequent assignments or transfers other than in accordance with this Agreement. Notwithstanding the foregoing, any holder of the Stock (other than a holder who purchases the Stock through a market sale) shall be bound by the provisions of this Agreement even if such holder is not a party hereto or otherwise agreed in writing to be bound by the provisions hereof.

8. CHOICE OF LAW.

         THE INTERNAL LAW OF THE STATE OF TEXAS (AND NOT THE LAW OF CONFLICTS) WILL GOVERN THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT.

9. Remedies.

         Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. In the event a party hereto brings an action under this agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10. Amendments and Waivers.

         Any provision of this Agreement may be amended or waived only with the prior written consent of each of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                                   AdvancePCS



                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------



                                                   Wellmark, Inc.



                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------



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